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                                                                    Exhibit 4.46

         FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of November 1, 2000, among NISOURCE CAPITAL MARKETS, INC., an Indiana corporation formerly named NIPSCO Capital Markets, Inc. (the "Company"), NISOURCE INC., an Indiana corporation formerly named NIPSCO Industries, Inc. ("NiSource"), NEW NISOURCE INC., a Delaware corporation ("New NiSource"), and THE CHASE MANHATTAN BANK, a New York corporation, formerly known as Chemical Bank, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company, NiSource and the Trustee have heretofore executed an Indenture dated as of February 1, 1996 (the "Indenture"), to provide for the issuance from time to time of the Company's unsecured subordinated debentures, notes or other evidences of indebtedness (hereinafter collectively called the "Securities"), the form and terms of which are to be established as set forth in the Indenture; and

         WHEREAS, NiSource has heretofore executed a Support Agreement, dated April 4, 1989, as amended as of May 15, 1989, December 10, 1990 and February 14, 1991 (the "Support Agreement"), with the Company, pursuant to which NiSource has agreed to ensure the timely payment of principal of and premium, if any, and interest on Debt (as defined in the Support Agreement), subject to certain limitations; and

         WHEREAS, Section 801of the Indenture provides that NiSource shall not merge into any other Corporation unless the Corporation into which it is merged shall be a Corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the performance of every covenant of the Indenture on the part of NiSource and all of the obligations under the Support Agreement to be performed or observed; and

         WHEREAS, the Trustee agrees that in accordance with Section 802 of the Indenture, upon compliance with the conditions precedent in Section 801 of the Indenture, New NiSource shall succeed to and be substituted for, and may exercise every right and power of, NiSource under the Indenture with the same effect as if New NiSource had been named as "Industries" in the Indenture; and

         WHEREAS, Section 901 of the Indenture provides that the Company and NiSource, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Indenture without the consent of the Holders for, among other things, the purpose of evidencing the succession of another Corporation to the Company or NiSource and the assumption by such successor Corporation of all of the covenants of the Company or NiSource, as the case may be, in the Indenture and the Securities; and

         WHEREAS, the execution and delivery of this Supplemental Indenture has been duly
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authorized by the Board of Directors of the Company and the Board of Directors
of NiSource, and all things necessary to make this Supplemental Indenture a valid, binding and legal instrument according to its terms have been done; and

         WHEREAS, New NiSource, NiSource, Columbia Energy Group, a Delaware corporation ("Columbia"), Parent Acquisition Corp., an Indiana corporation, Company Acquisition Corp., a Delaware corporation, and NiSource Finance Corp., an Indiana corporation, have entered into the Agreement and Plan of Merger dated as of February 27, 2000, as amended and restated as of March 31, 2000 (the "Merger Agreement"), pursuant to which, among other things, NiSource and Columbia will become wholly owned subsidiaries of New NiSource and the former stockholders of NiSource and certain of the stockholders of Columbia will become stockholders of New NiSource (the "Acquisition Merger"); and

         WHEREAS, immediately following the Acquisition Merger, NiSource will merge with and into New NiSource, with New NiSource being the surviving corporation (the "Subsequent Merger"); and

         WHEREAS, in connection with the Acquisition Merger and the Subsequent Merger, New NiSource will change its name to "NiSource Inc." and will assume all of the obligations and liabilities of NiSource, including all obligations of NiSource under the Indenture and the Support Agreement;

         NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, as follows:

         SECTION 1. Pursuant to Section 801 of the Indenture, New NiSource hereby expressly assumes, as fully and effectually as if it had been an original party to the Indenture, the performance of every covenant of the Indenture on the part of NiSource and all the obligations under the Support Agreement to be performed or observed.

         SECTION 2. Pursuant to Section 802 of the Indenture, New NiSource hereby succeeds to and is substituted for, and may exercise every right and power of, NiSource under the Indenture with the same effect as if New NiSource had been named as "Industries" in the Indenture.

         SECTION 3. After the execution and delivery of this Supplemental Indenture, any act or proceeding required by the Indenture to be done or performed by any board or officer of NiSource may be done or performed with like force and effect by the comparable board or officer of New NiSource.

         SECTION 4. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by NiSource and by New NiSource, or for or with respect to the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof.
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         SECTION 5. The Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

         SECTION 6. This Supplemental Indenture shall become effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

         SECTION 7. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 8. This Supplemental Indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 9. All capitalized terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them therein, except to the extent that such terms are defined herein or the context otherwise requires.
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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                   NISOURCE CAPITAL MARKETS, INC.

[Seal]
                                   By:       /s/  Stephen P. Adik
                                            ---------------------
                                            Name:    Stephen P. Adik
                                            Title:   President
Attest:


By:      /s/ Nina M. Rausch
         ------------------
         Name:    Nina M. Rausch
         Title:   Secretary

                                   NISOURCE INC.

[Seal]
                                   By:       /s/  Stephen P. Adik
                                            ---------------------
                                            Name:    Stephen P. Adik
                                            Title:   Senior Executive Vice
                                                     President and
                                                     Chief Financial Officer
Attest:


By:      /s/ Nina M. Rausch
         ------------------
         Name:    Nina M. Rausch
         Title:   Secretary

                                   NEW NISOURCE INC.

[Seal]
                                   By:       /s/  Stephen P. Adik
                                            ---------------------
                                            Name:    Stephen P. Adik
                                            Title:   Vice President
Attest:


By:      /s/ Nina M. Rausch
         ------------------
         Name:    Nina M. Rausch
         Title:   Secretary


                                   THE CHASE MANHATTAN BANK, as Trustee
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[Seal]
                                   By:       /s/ Richard Lorenzen
                                            ---------------------
                                            Name:  R. Lorenzen
                                            Title: Assistant Vice President
Attest:


By:      /s/ Diane Darconte
         ------------------
         Name:    Diane Darconte
         Title:   Trust Officer